UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 30, 2014

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:          (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting was held January 30, 2014. At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2015 by the votes indicated:

	For	Withheld	Broker Nonvotes
Neil J. Hennessy	3,466,651	5,750	1,834,495
Teresa M. Nilsen	3,399,903	72,498	1,834,495
Daniel B. Steadman	3,399,903	72,498	1,834,495
Henry Hansel	3,466,651	5,750	1,834,495
Brian A. Hennessy	3,399,903	72,498	1,834,495
Daniel G. Libarle	3,466,651	5,750	1,834,495
Rodger Offenbach	3,472,401	0	1,834,495
Thomas L. Seavey	3,466,651	5,750	1,834,495

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval of the non-binding advisory vote on executive compensation	3,392,674	70,535	9,192	1,834,495

	1 Year	2 Years	Three Years	Abstained	Broker Nonvotes
Recommended frequency for the advisory vote on executive compensation	389,412	22,400	3,048,472	12,117	1, 834,495

	For	Against	Abstained	Broker Nonvotes
Ratification of Marcum LLP as Hennessy Advisors’ independent registered public accounting firm	5,303,478	0	3,418	0

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

February 6, 2014                                                                By:     /s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

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